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                                                        Copy:  Roger Fay - RENCO
                                                                       (9/19/96)

                AMENDMENT NO. 10 TO LOAN AND SECURITY AGREEMENT
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                            AM GENERAL CORPORATION
                            105 North Niles Avenue
                        South Bend, Indiana  46634-7025


                                         As of August 22, 1996



Congress Financial Corporation
1133 Avenue of the Americas
New York, New York 10036


Gentlemen:

     Congress Financial Corporation ("Lender") and AM General Corporation, formerly known as Ren Acquisition Corp. ("AM General") have entered into certain financing arrangements pursuant to the Loan and Security Agreement, dated as of April 30, 1992, between Lender and AM General, as amended pursuant to Amendment No. 1 to Loan and Security Agreement, dated July 10, 1992, Amendment No. 2 to Loan and Security Agreement, dated October 27, 1992, Amendment No. 3 to Loan and Security Agreement, dated September 15, 1993, Amendment No. 4 to Loan and Security Agreement, dated November 10, 1994, Amendment No. 5 to Loan and Security Agreement, dated December 14, 1994, Amendment No. 6 to Loan and Security Agreement, dated February 23, 1995, Amendment No. 7 to Loan and Security Agreement, dated April 25, 1995, Amendment No. 8 to Loan and Security Agreement, dated April 27, 1996, and Amendment No. 9 to Loan and Security Agreement, dated April 26, 1996 (as amended hereby and as the same may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced, the "Loan Agreement," and together with all agreements, documents and instruments at any time executed and/or delivered in connection therewith or related thereto, collectively, the "Financing Agreements").

     AM General has requested that Lender temporarily increase the limit on the amount of Loans with respect to Eligible Inventory which may be made from $30,000,000 to $45,000,000. Lender is willing to agree to the foregoing, subject to the terms and conditions contained herein.

     In consideration of the foregoing, and other good and valuable consideration, the respective agreements and covenants contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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     1.   Definitions.  For purposes of this Amendment, unless otherwise defined
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herein, all terms used herein shall have the respective meanings assigned to such terms in the Loan Agreement.

     2.   Inventory Sublimit.
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          (a)  Notwithstanding anything to the contrary contained in Section
2.1(d) of the Loan Agreement, effective as of the date hereof and ending on October 31, 1996, the aggregate unpaid principal amount of the Loans with respect to Eligible Inventory pursuant to Section 2.1(a) of the Loan Agreement, regardless of the Value of Eligible Inventory at any time, shall not exceed $45,000,000 (the "Inventory Sublimit"), except in Lender's discretion; provided,
                                                                       --------
that, (i) if, at any time on or before October 31, 1996, Borrower shall sell
----
approximately one hundred sixty-seven (167) Hummers pursuant to the Foreign Military Sales Program of the United States Department of Defense under Case JCZ, dated June 28, 1996, between the United States Government and the Government of Thailand, then the Inventory Sublimit shall be reduced automatically and without further action by $3,000,000 and (ii) in addition to and not in limitation of the preceding clause (i), if, at any time on or before October 31, 1996, Borrower shall sell approximately six hundred one (601) Hummers pursuant to the Foreign Military Sales Program of the United States Department of Defense under Case JCX, dated May 30, 1996, between the United States Government and the Government of Thailand, then the Inventory Sublimit shall be reduced automatically and without further action by $12,000,000. In any event, the Inventory Sublimit shall be reduced automatically and without further action to $30,000,000 as of and after the close of business on October 31, 1996.

          (b) Without limiting any of the rights of Lender pursuant to the Loan Agreement or otherwise, upon any reduction of the Inventory Sublimit as provided in Section 2(a) above, but in any event as of the close of business on October 31, 1996, regardless of the amounts of Eligible Inventory, Borrower agrees absolutely and unconditionally, without demand and automatically to make a payment to Lender in respect of the Loans in an amount equal to the excess, if any, of the aggregate unpaid principal amount of the Loans with respect to Eligible Inventory in excess of the principal amounts of the Inventory Sublimit as so reduced. Each such payment in respect of the Loans pursuant to this
Section 2(b) shall be without premium or penalty, except to the extent that the outstanding balance of the Loans after such payment may result in any fee under
Section 2.5(c) of the Loan Agreement. All interest accrued on the principal amount of the Loans paid pursuant to this Section 2(b) shall be paid, or may be charged by Lender to the loan account(s) of Borrower, at Lender's option, on the date of such payment.

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     3.   Amendment Fee. In addition to all other fees, charges, interest and
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expenses payable by Borrower to Lender under the Loan Agreement and the other
Financing Agreements, Borrower shall pay to Lender a fee for entering into this Amendment in the amount of $25,000, which amount is fully earned and payable as of the date hereof and may be charged directly to the loan account(s) of Borrower.

     4.   Additional Representations and Warranties. Borrower and AMGSC each
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represents, warrants and covenants with and to Lender as follows, which representations, warranties and covenants are continuing and shall survive the execution and delivery hereof, and the truth and accuracy of, or compliance with each, together with the representations, warranties and covenants in the other Financing Agreements, being a continuing condition of the making of Loans by Lender to Borrower:

          (a) The failure of Borrower to comply with the covenants, conditions and agreements contained herein or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Lender shall constitute an Event of Default under the Financing Agreements.

          (b) No Event of Default or act, condition or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred as of the date of this Amendment (after giving effect to the amendments to the Financing Agreements made by this Amendment).

          (c) This Amendment has been duly executed and delivered by Borrower and AMGSC and is in full force and effect as of the date hereof and the agreements and obligations of Borrower and AMGSC contained herein constitute legal, valid and binding obligations of Borrower and AMGSC enforceable against Borrower and AMGSC in accordance with their respective terms.

          (d) Borrower agrees to deliver true, correct and complete copies of the Government Contracts to be entered into by Borrower in connection with the sale of Hummers for ultimate delivery to the Government of Thailand referred to in Section 2(a) hereof.

     5.   Conditions to Effectiveness of Amendment. The effectiveness of the
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other provisions of this Amendment shall be subject to the satisfaction of each of the following additional conditions precedent:

          (a) Lender shall have received an executed original or executed original counterparts of this Amendment (as the case may be) duly authorized, executed and delivered by the respective party or parties hereto;

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          (b)  all requisite corporate action and proceedings in connection with this Amendment shall be in form and substance satisfactory to Lender, and Lender shall have received all information and copies of all documents, including, without limitations, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or work governmental authorities; and

          (c) no Event of Default shall exist or have occurred and no event shall have occurred or exist which with notice or passage of time or both would constitute an Event of Default.

     6.   Effect of this Amendment. Except as modified pursuant hereto, no other
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changes or modifications to the Financing Arrangements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all the parties hereto as of the effective date hereof. To the extent of any conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

     7.   Further Assurances. The parties hereto shall execute and deliver such
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additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

     8.   Governing Law. The rights and obligations hereunder of each of the
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parties hereto shall be governed by and interpreted and determined in accordance with the internal substantive laws of the State of New York.

     9.   Binding Effect. This Amendment shall be binding upon and inure to the
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benefit of each of the parties hereto and their respective successors and assigns.

     10.  Counterparts. This Amendment may be executed in all number of
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counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

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     Please sign the enclosed counterpart of this Amendment in the space provided below whereupon this Amendment as so accepted by Lender, shall become a binding agreement among Borrower, AMGSC and Lender.

                                        Very truly yours,

                                        AM GENERAL CORPORATION

                                        By: /s/ P. R. Schuchman
                                            -------------------------

                                        Title:  Executive V.P.
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ACKNOWLEDGED:

AM GENERAL SALES CORPORATION

By: /s/ P. R. Schuchman
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Title:  Vice President
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AGREED:

CONGRESS FINANCIAL CORPORATION

By: /s/ Janet S. Last
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Title:  Vice President
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